Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Star Group, L.P. (the “Company”) on Form 10-Q for the quarterly period ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard F. Ambury, Chief Financial Officer of the Company, certify to my knowledge pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, following due inquiry, I believe that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Star Group, L.P. and will be retained by Star Group, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.

STAR GROUP, L.P.

	By:	KESTREL HEAT, LLC (General Partner)

/s/ Richard F. Ambury
Date: February 5, 2019	By:	Richard F. Ambury
Chief Financial Officer
Star Group, L.P.